UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 19, 2009

Northrim BanCorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Alaska	0-33501	92-0175752
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3111 C Street, Anchorage, Alaska		99503
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	907-562-0062

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 19, 2009 the Board of Directors of Northrim BanCorp, Inc. (the "Company") approved and adopted an Amendment to its Bylaws for purposes of allowing the Company more flexibility in coordinating the regular annual meeting of the shareholders to be immediately followed by the regular meeting of the Company’s Board of Directors in keeping with the Company’s Bylaws.

The Board of Directors approved and adopted an Amendment to Article 1, Section 1.2 of the Company’s Bylaws to provide that the regular annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting be held on such day and at such time after the close of the Company’s fiscal year as shall be determined each year by the Board of Directors, but not later than May 31 of each year. The Company’s Bylaws previously stipulated that the regular annual meeting of the shareholders be held no later than May 15 of each year.

A copy of the Amended Bylaws of Northrim BanCorp, Inc. is filed as Exhibit 3.3 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements – not applicable.

(b) Proforma financial information – not applicable.

(c) EXHIBIT DESCRIPTION

3.3 Amended Bylaws of Northrim BanCorp, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northrim BanCorp, Inc.

November 24, 2009	By:	Joseph M. Schierhorn

Name: Joseph M. Schierhorn
Title: Executive Vice President and CFO

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Exhibit Index

Exhibit No.	Description

3.3	Amended Bylaws of Northrim BanCorp, Inc.